                                                                    Exhibit 3.24

                            ARTICLES OF INCORPORATION

     The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of Indiana Business Corporation Law, as amended, executes the following Articles of Incorporation:

                                ARTICLE I - NAME

          Name of Corporation: HW Holding Corp.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

          Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

          CT Corporation System
          One North Capitol
          Indianapolis, IN 46204

          Principal Office: The post office address of the principal office of the Corporation is:

          640 Industrial Parkway
          Elkhart, IN 46516

                         ARTICLE III - AUTHORIZED SHARES

          Number of shares:      10,000 Common

                           ARTICLE IV - INCORPORATORS

                                   NUMBER AND STREET
             NAME                     OR BUILDING                 CITY              STATE           ZIP CODE
             ----                  -----------------              ----              -----           --------


Sarah E. Filler                 c/o Katten Muchin & Zavis        Chicago           Illinois         60661-3693
                                525 West Monroe Street
                                Suite 1600





     In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 27th day of May, 1993.

Signature:        /s/ Sarah E. Filler
Printed name      Sarah E. Filler


This instrument was prepared by: Sarah E. Filler, Legal Assistant, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693